UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 6, 2006 (June 30, 2006)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Philadelphia, PA 19103-7583

(Address of principal executive offices) (Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2006, Sunoco, Inc. (“Sunoco”) entered into an amended and restated five-year competitive advance and revolving credit facility agreement (the “Amended and Restated Credit Agreement”), by and among Sunoco, as Borrower; the lenders party thereto; JP Morgan Chase Bank, N.A., as Administrative Agent, Co-Lead Arranger and Joint Bookrunner; Bank of America, N.A., as Syndication Agent, Co-Lead Arranger and Joint Bookrunner; and The Bank of Tokyo-Mitsubishi, UFJ, Ltd., New York Branch, Barclays Bank PLC, and Citibank, N.A., as Co-Documentation Agents. The Amended and Restated Credit Agreement amends and restates Sunoco’s $900 million five-year competitive advance and revolving credit agreement, dated as of August 12, 2005 (the “Pre-Restatement Credit Agreement”), with various lenders from time to time parties thereto, including among others, the administrative agent, syndication agent and co-documentation agents identified above as parties to the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement amends the Pre-Restatement Credit Agreement to revise the pricing, extend the maturity one year to August 2011, and to carve out a variable interest entity, currently consolidated by the Company, from certain representations, warranties, covenants and events of default.

The foregoing brief description of the changes between the Amended and Restated Credit Agreement and the Pre-Restatement Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which will be filed with the SEC as an exhibit to Sunoco’s Second Quarter 2006 Form 10-Q. A copy of the Pre-Restatement Credit Agreement was filed with the SEC as Exhibit 10.1 to Sunoco’s current report on Form 8-K, dated August 16, 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01, relating to the Amended and Restated Credit Agreement, is hereby incorporated by reference into this Item 2.03, as if fully set forth herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.

By:	/s/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller

July 6, 2006

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